UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

300 Smith Street, Farmingdale, New York 11735
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On September 13, 2005, effective immediately, the Board of Directors (the “Board”) of P & F Industries, Inc. (the “Registrant”) elected Kenneth M. Scheriff to the Board. Mr. Scheriff will serve in the class of directors whose term expires at the 2008 annual meeting of stockholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   On September 13, 2005, the Board amended (the “Amendment”) the Registrant’s Amended By-laws, as amended (the "By-laws"). The Amendment, effective immediately upon its adoption by the Board, provides that the Board shall consist of ten persons. The By-laws previously provided that the Board shall consist of nine persons. The foregoing description of the Amendment is qualified in its entirety by reference to the text of amended Article III, Section 1 of the By-laws, which is filed herewith as Exhibit 3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

3	Amended text of Article III, Section 1 of the Amended By-laws, as amended, of P & F Industries, Inc., effective September 13, 2005

99 Press Release, dated September 16, 2005, issued by P & F Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: September 16, 2005	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer